Exhibit 99.1

Investor Presentation November 2010

Forward-Looking Statement Certain statements provided in this presentation, including those that express a belief, expectation or intention and those that are not of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks and uncertainties and are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These risks and uncertainties may cause actual results to differ materially from expected results and are described in detail in filings made by U.S. Concrete, Inc. (the “Company”) with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q.The forward-looking statements speak only as of the date of this presentation. Investors are cautioned not to rely unduly on them. Many of these forward-looking statements are based on expectations and assumptions about future events that may prove to be inaccurate. The Company’s management considers these expectations and assumptions to be reasonable, but they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to update these statements unless required by applicable securities laws. Also, this presentation will contain various financial measures not in conformity with generally accepted accounting principles (“GAAP”).  A reconciliation to the most comparable GAAP financial measure can be found at the end of this presentation.

Company Overview

Company Overview Top 10 Producer of Ready Mixed Concrete in the U.S. Aggregate business 7 producing aggregate facilities 2 of 7 aggregate facilities leased to third parties
Seven production facilities Precast products Leading market position in 4 regions 101 fixed concrete and 11 portable plants 4.0 million cubic yards in 2009

 Ready mixed concrete

FIXED READY-MIXED PRECAST BLOCK AGGREGATES

Continue to aggressively manage through current economic cycle Closely monitor liquidity Limit capital spending to internally generated cash flow Evaluate assets, business units and opportunities Ensure assets are delivering appropriate returns Develop plan to improve underperforming operations Stick to our knitting Maximize value of our existing operations Focus on value-added products, customer service and operating efficiency Pursue Strategic Development Opportunities Look to businesses that enhance existing position, such as aggregates Utilize creative structures to limit capital investment required

Strategic Plan – Key Elements Market and Customer Segmentation Reposition existing customer and product mix Promote value-added products Change the “point-of-sale” Pursue sustainable construction market Maximize Operational Excellence Be a low cost operator Provide outstanding customer service Eliminate waste and inefficiencies Exploit systems and technology advantage Evaluate Assets, Business Units and Opportunities Long-term market  demand conditions Customer mix versus market demand Vertically integrated competition ROI and capital requirements

Industry Overview

2009 Concrete Products Market Size Over $60 billion in annual revenue More than 2,300 independent ready-mixed concrete producers More than 3,500 precast concrete manufacturers Increasing vertical integration among cement, aggregates and concrete producer Source: National Ready-Mixed Concrete Association and National Precast Concrete Association Large, Fragmented Market

Route to Market Ready mixed concrete and concrete products are the principle route to market for both cement and aggregates

Ready-Mixed Concrete End Use Markets Commercial and industrial sectors generate higher margins Streets and highways often self-performed by construction companies Total U.S. Market U.S. ConcreteSource:  U.S. Census Bureau Source:  Company estimates YTD September 2010 Residential 29% Commercial & Industrial 31% Street, Highway & Other Public Works 40% Residential 20% Street, Highway & Other Public Works 27% Commercial & Industrial 53%

Residential Demand Note:  PCA Fall 2009

U.S. Unemployment Rate Source:  DCG, Inc. Market Forecasts

Construction Outlook The outlook for the US construction industry and consequent demand for concrete will be shaped by public policy action in the short-term.  The US construction industry is expected to produce year-over-year growth for the first time since 2006, with total US construction starts expected to increase 11% in 2010 to a dollar value of $466.0 billion after declining approximately 25% in 2009. Although 2010 construction starts are expected to grow from their 2009 level, on a dollar value basis, they remain 32% below their 2006 peak of $690.0 billion.  Total U.S. Construction Starts Growth (YOY % Growth) Total U.S. Construction Starts ($ in billions)
Source:  McGraw-Hill 2010 Construction Outlook

Company End Use Markets

Annual Revenue and Mix Trend *Included Michigan JV through September 2010

Financial Highlights

17 6,517 -14.5% -30.7% Revenue $   503.2 $   534.5 $   754.3 -5.9% - EBITDA 29.1% $        8.8 $     25.3 $     40.5 -65.2% -37.5% EBITDA Margin 1.8% 4.7% 5.4% (290) bps (70) bps Operating Cash Flow  $    (35.6) $        8.0 $     29.7 -545.0% -73.1% Capital Expenditures, net $        5.1 $        3.8 $     23.4 34.2% -83.8% Free Cash Flow $    (40.7) $        4.2 $       6.3 -1069.0% -33.3%
6.3 -1069

Perfor

Third Quarter 2010 Highlights $149.1 million in consolidated revenues , which was down 2.9% from 3Q09  Ready-mixed ASP declined 4.8% from PY and was flat with 2Q10
 Ready-mixed sales volume increased 0.9% over 3Q09
Raw material spread was 45.1% ($41.10 per cubic yard), compared to 45.2% ($43.07 per cubic yard) in 3Q09
Raw material spread improved in all markets except DFW and Michigan
Precast revenue 3.6% increase compared to 3Q09

mance Summary Analysis TTM 9/30/10 2009 2008 2009 vs. TTM 9/30/10 % Change 2008 vs. 20 Volume 3,864 4,5

Third Quarter 2010 Highlights SG&A costs declined $1.7 million from 3Q09
Includes $600,000 of restructuring costs in 3Q10  3Q10 SG&A was 9.7% of revenue compared to 10.6% of revenue in 3Q09
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and restructuring costs) was $9.9 million (see Adjusted EBITDA reconciliation page 24) or 6.6% margin
3Q09 adjusted EBITDA was $12.5 million or 8.1% of revenue
3Q09 adjusted EBITDA excludes approximately $3.0 million loss on sale of Sacramento plants
Fresh start accounting resulted in a gain on cancellation of debt of $151.9 million and a loss on revaluation of assets of $79.0 million

Third Quarter 2010 Highlights Separately stated restructuring costs totaled $7.1 million during the third quarter of 2010 Income tax reflects “no benefit” for current losses
YTD capital expenditures were $5.6 million $6.9 million below YTD capital spending through 3Q09 of $12.5 million Availability under the $75 million ABL was $33.5 million as of September 30, 2010, net of availability block of $15.0 million Outstanding borrowings were $5.0 million Letters of credit outstanding were $21.4 million

Our Focus Today Continue to aggressively manage through current economic cycle Closely monitor liquidity Limit capital spending to internally generated cash flow Evaluate assets, business units and opportunities Ensure assets are delivering appropriate returns Develop plan to improve underperforming operations Stick to our knitting Maximize value of our existing operations Focus on value-added products, customer service and operating efficiency Pursue Strategic Development Opportunities Look to businesses that enhance existing position, such as aggregates Utilize creative structures to limit capital investment required
6.3 -1069.0% -33.3%

Disclosure of Non-GAAP Financial Measures U.S. CONCRETE, INC. ADDITIONAL STATISTICS (In thousands, unless otherwise noted; unaudited)
 We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for presentations of our adjusted EBITDA and adjusted EBITDA margin for years 2008 through 2009, three months ended September 30, 2010 and 2009 and trailing twelve month period ended September 30, 2010.  Also see table below for presentation of Free Cash Flow for the three and nine months ended September 30, 2010 and 2009. We define adjusted EBITDA as our net income (loss) from continuing operations plus the provision (benefit) for income taxes, net interest expense, reorganization costs, noncash impairments, depreciation, depletion and amortization. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total sales.  We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are often used by investors for valuation and for comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures.  In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report. We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

Disclosure Non-GAAP Financial Measures U.S. Concrete, Inc. and Subsidaries  Reconciliation of Net Income (Loss) to Adjusted EBITDA (amount in thousands)   TTM  Three Months Three Months   Twelve Months   Twelve Months Ended   Ended  Ended   Ended  Ended 30-Sep-10   30-Sep-10   30-Sep-09  31-Dec-09   31-Dec-08 Adjusted EBITDA reconciliation:  Net loss attributable to stockholders   ($3,733)    $52,873  ($58,060)  ($88,238)   ($132,446) Income tax expense (benefit) 2,286 19  (1,194)  (188) (19,601) Interest expense, net      25,157    4,423      6,578    26,450       27,056 Goodwill and other asset impairments    185     -  54,560   54,745    135,631 Depreciation, depletion and amortization  26,826  5,956  7,645   29,621    29,902 Michigan Redemption      11,896 11,896    -     -    -   Reorganization Items  (59,191)  (65,849)  -   -  -  Reorganization items included in SG&A expenses  5,388   569       -    -   -   Non-cash loss on sale of Sacramento assets    -    -  2,954  2,954   -   Adjusted EBITDA   $8,814   $9,887   $12,483                 $25,344    $40,542 Adjusted EBITDA margin    1.8%   6.6%   8.1%  4.7% 5.4%

Disclosure of Non-GAAP Financial Measures U.S. Concrete, Inc. and Subsidaries Reconciliation of Net Cash Provided (Used) in Operations to Free Cash Flow
(amounts in thousands)Quarter Ended    Quarter Ended       Nine Months Ended      Nine Months Ended September 30, 2010      September 30, 2009         September 30, 2010     September 30, 2009Net Cash provided (used) in Operations   $(6,990)        $13,924         $(31,702)        $11,952 Purchases of property, plant and equipment  (1,397)     (3,355)      (4,925)           (12,491) Proceeds from sale of property, plant and equipment         51              6,496           262             9,122  Free Cash Flow   $(8,336)                $17,065                 $(36,365)               $8,583

Investor Presentation November 2010